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                                                                    Exhibit 99.1

                                [ENDEAVOUR LOGO]


For immediate release
Media contact, Janice Aston White, 713-307-8700

                  TRANSACTIONS CREATE NORTH SEA-FOCUSED OIL AND
                     GAS EXPLORATION AND PRODUCTION COMPANY

       ENDEAVOUR INTERNATIONAL CORPORATION (FORMERLY CONTINENTAL SOUTHERN
                  RESOURCES) WILL BE LED BY NEW MANAGEMENT TEAM

HOUSTON, TX - FEBRUARY 29, 2004 -- Continental Southern Resources, Inc. announced today that it has completed a series of mutually interdependent transactions that will significantly expand the scope and objectives of the company under the leadership of a new management team. The expanded organization has been renamed Endeavour International Corporation and will continue to trade on the OTC Bulletin Board for the immediate future under the symbol "EVOR."

William L. Transier and John N. Seitz will serve as co-chief executive officers of the newly restructured company that will initially focus on the acquisition, exploration and development of natural gas and oil properties in the North Sea region. Transier was formerly executive vice president and chief financial officer of Ocean Energy, Inc. prior to its merger with Devon Energy Corporation. Seitz was previously chief executive officer, chief operating officer and president of Anadarko Petroleum Corporation. In addition, several other former officers of Ocean and Anadarko have joined the Endeavour management team.

The restructuring involved the issuance of $50 million of common stock in a private placement conducted through Sanders Morris Harris, a Houston-based investment bank. Through a stock merger with a newly created subsidiary, CSOR subsequently acquired NSNV, Inc., a privately held Texas corporation majority-owned by Transier and Seitz.

"Endeavour is positioned to take advantage of the exploration and acquisition opportunities that are being created as the major integrated companies reduce their commitments to the North Sea and refocus their resources into other parts of the world," said Transier. "The situation is very similar to the Gulf of Mexico in the 1980s when the independents entered the region and began to profitably develop the area's remaining potential."

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"Our company holds a unique competitive advantage through our license rights to an extensive 3-D seismic dataset of the North Sea," explained Seitz. "To the best of our knowledge, no other firm has access to comparable seismic data of this size and quality. We have already identified a large number of attractive drilling opportunities to capitalize upon during future license rounds and through farm-outs with existing rights holders."

In conjunction with the closing of the private placement and the NSNV merger, Endeavour completed the following comprehensive restructuring and related transactions:

- Sale of certain non-core assets to certain shareholders in exchange for all of the outstanding shares of Series A Preferred Stock and 20,182.86 shares of the outstanding Series B Preferred Stock;

- Purchase of approximately 14.1 million shares of common stock and 103,500.07 shares of Series B Preferred Stock from certain shareholders;

- Conversion of all outstanding shares of Series C Convertible Preferred Stock into shares of common stock;

- Repayment or conversion into shares of common stock of the $3.65 million principal amount due under outstanding convertible notes; and

- Sale of its limited partnership interest in Knox-Miss Partners, LP for $5.0 million, payable in a combination of cash and short-term notes.

Continuing as members of the board of directors along with Transier and Seitz are John B. Connally III and Joseph M. Fioravanti. Corporate headquarters have been relocated to Houston, Texas, and the company has opened a London-based technical and business development office.

Endeavour International Corporation is an international oil and gas exploration and production company that trades on the OTC bulletin board under the symbol "EVOR." The company's primary focus is the acquisition, exploration and development of energy reserves in the North Sea sectors of the United Kingdom and Norway.

CERTAIN STATEMENTS IN THIS NEWS RELEASE REGARDING FUTURE EXPECTATIONS, PLANS FOR ACQUISITIONS, DISPOSITIONS, AND OIL AND GAS RESERVES, EXPLORATION, DEVELOPMENT, PRODUCTION AND PRICING MAY BE REGARDED AS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES LITIGATION REFORM ACT. THEY ARE SUBJECT TO VARIOUS RISKS, SUCH AS OPERATING HAZARDS, DRILLING RISKS, THE INHERENT UNCERTAINTIES IN INTERPRETING ENGINEERING DATA RELATING TO UNDERGROUND ACCUMULATIONS OF OIL AND GAS, AS WELL AS OTHER RISKS DISCUSSED IN DETAIL IN THE COMPANY'S PERIODIC REPORTS AND OTHER DOCUMENTS FILED WITH THE SEC. ACTUAL RESULTS MAY VARY MATERIALLY.

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